Exhibit 99.1

Recro Pharma Announces Receipt of Issue Notifications for

Three New Patents for IV Meloxicam

MALVERN, PA, May 7, 2018 – Recro Pharma, Inc. (Nasdaq:REPH), a revenue generating specialty pharmaceutical company focused on therapeutics for the hospital and other acute care settings, today announced the receipt of issue notifications for three patents covering intravenous (IV) meloxicam from the U.S. Patent and Trademark Office (USPTO). The three patents will each issue on May 22, 2018. The patents are exclusively licensed from Alkermes Pharma Ireland Limited. The patents relate to the reduced flake-like aggregates of the injectable nanoparticle meloxicam composition and methods of producing such compositions.

“We are delighted with the steady expansion of the IV meloxicam patent portfolio with the upcoming issuance of three new U.S. patents, one of which we anticipate to be Orange-Book listable,” said Gerri Henwood, President and Chief Executive Officer of Recro Pharma. “As we approach the May 26, 2018 PDUFA date for IV meloxicam, we remain committed to protecting the valuable innovations arising out of IV meloxicam’s clinical development, and we look forward to the further expansion of this robust intellectual property portfolio.”

About IV/IM Meloxicam

Meloxicam is a long-acting, preferential COX-2 inhibitor that possesses analgesic, anti-inflammatory and antipyretic activities, which are believed to be related to the inhibition of cyclooxygenase (COX) and subsequent reduction in prostaglandin biosynthesis. IV meloxicam was designed using the NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds. NanoCrystal® is a registered trademark of Alkermes Pharma Ireland Limited (APIL).

About Recro Pharma, Inc.

Recro Pharma is a specialty pharmaceutical company that operates through two business divisions, an Acute Care, hospital product division and a revenue-generating contract development and manufacturing, or CDMO division, located in Gainesville, GA. The Acute Care division is primarily focused on developing innovative products for hospital and other acute care settings. The Company’s lead product candidate is a proprietary injectable form of meloxicam, a long-acting preferential COX-2 inhibitor. IV meloxicam has successfully completed two pivotal Phase III clinical efficacy trials, a large double-blind placebo-controlled Phase III safety trial, four Phase II clinical efficacy trials, as well as other safety studies. In 2017, Recro submitted the NDA for IV meloxicam to the FDA for review, it was accepted by the FDA and there is a late May 2018 PDUFA date. As injectable meloxicam is in the non-opioid class of drugs, the Company believes it will overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential while maintaining meaningful analgesic effects for relief of pain. The Company’s CDMO division leverages its formulation expertise to develop and manufacture pharmaceutical products using its proprietary delivery technologies and other manufacturing services for commercial partners who commercialize or plan to commercialize these products. These collaborations can result in revenue streams including royalties, profit sharing, research and development and manufacturing fees, which support continued operations for its CDMO division and it contributes non-dilutive funding for the development and pre-commercialization activities of its Acute Care division.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to Recro or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. Recro assumes no obligation to update any such forward-looking statements. Factors that could cause Recro’s actual performance to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the Company’s ability to obtain and maintain regulatory approval of IV meloxicam and the labeling under any such approval; the Company’s ability to successfully launch and commercialize IV meloxicam, if approved; results and timing of the Phase IIIb clinical trials of IV meloxicam; the extent to which IV meloxicam, if approved, is accepted by the medical community, including physicians, patients, health care providers and hospital formularies; the availability of coverage and adequate and timely reimbursement for IV meloxicam, if approved; the Company’s ability to raise future financing for continued product development, IV meloxicam commercialization and the payment of milestones; the Company’s ability to achieve its financial goals, including financial guidance; the Company’s ability to pay its debt; regulatory developments in the United States and foreign countries; customer product performance and ordering patterns, the performance of third-party suppliers and manufacturers; and the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. The forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro’s business and future results included in Recro’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Investor Relations Contact:

Argot Partners

Susan Kim/Natalie Wildenradt

(212) 600-1902

susan@argotpartners.com

natalie@argotpartners.com

Recro Pharma, Inc.

Michael Celano

(484) 395-2413

mcelano@recropharma.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com

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